As filed with the Securities and Exchange Commission on April __, 2001
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                              DEL WEBB CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                              86-0077724
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

6001 North 24th Street, Phoenix, Arizona                            85016
 (Address of Principal Executive Office)                          (Zip Code)


                              DEL WEBB CORPORATION
                     2000 EXECUTIVE LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

       Robertson C. Jones, Esq., Senior Vice President and General Counsel
                              Del Webb Corporation
                             6001 North 24th Street
                             Phoenix, Arizona 85016
                     (Name and Address of Agent for Service)

                                 (602) 808-8000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          PROPOSED             PROPOSED
TITLE OF SECURITIES   AMOUNT TO BE    MAXIMUM OFFERING     MAXIMUM AGGREGATE      AMOUNT OF
 TO BE REGISTERED     REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(2)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value         500,000           $27.85             $13,925,000          $3,481
===============================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant's Common Stock on April 6, 2001.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Del Webb Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

          a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

          b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; and

          c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000; and

          d)   The  description of the  Registrant's  capital stock contained in
               the  Registrant's   Registration   Statement  on  Form  S-3  (No.
               333-81507), filed on June 25, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware  General  Corporation  Law and Sections 5.4 and
7.1 - 7.4 of the Registrant's Amended and Restated Certificate of Incorporation each provide for indemnification by the Registrant of its officers, directors, agents and employees under certain circumstances. In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

     It is anticipated that in any underwriting agreements, the underwriter(s) named therein will agree to indemnify the Registrant, its directors and certain of its directors against certain civil liberties, including civil liabilities under the Securities Act.

     The Registrant has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

                                                                                           Page or
     Exhibit Number                      Description                                   Method of Filing
     --------------                      -----------                                   ----------------
          3.1          Amended and Restated  Certificate  of  Incorporation  of the            --
                       Registrant  (Incorporated  by  reference  to Exhibit 99.0 to
                       Registrant's  Quarterly  Report on Form 10-Q for the quarter ended September 30, 1994)

          3.2          Amended and Restated Bylaws of the Registrant  (Incorporated            --
                       by reference to Exhibit 3.1 to Registrant's Annual Report on
                       Form 10-K for the fiscal year ended June 30, 2000)

          5            Opinion of Snell & Wilmer L.L.P.                                 Filed herewith

          10.1         Del Webb Corporation 2000 Executive Long-Term Incentive Plan     Filed herewith

          23.1         Consent of KPMG LLP                                              Filed herewith

          23.2         Consent of Snell & Wilmer  L.L.P.                                Included as part
                                                                                        of Exhibit 5

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 5, 2001.

                                      DEL WEBB CORPORATION,
                                      a Delaware corporation


                                      By: /s/ LeRoy C. Hanneman, Jr.
                                          -------------------------------------
                                          LeRoy C. Hanneman, Jr.
                                          Chief Executive Officer and Director

     Each person whose signature appears below authorizes LeRoy C. Hanneman, Jr. and Robertson Jones, and either of them, with full power of substitution and resubstitution, as true and lawful attorneys-in-fact, for him in any and all capacities to sign any amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature                                Title                            Date
------------------                                -----                            ----

/s/ LeRoy C. Hanneman, Jr.           Chief Executive Officer and Director      April 5, 2001
----------------------------         (Principal Executive Officer)
LeRoy C. Hanneman, Jr.


/s/ John A. Spencer                  Executive Vice President and              April 5, 2001
----------------------------         Chief Financial Officer
John A. Spencer                      (Principal Financial Officer)


/s/ David E. Rau                     Vice President and Controller             April 5, 2001
----------------------------         (Principal Accounting Officer)
David E. Rau


/s/ Philip J. Dion                   Chairman of the Board                     April 5, 2001
----------------------------
Philip J. Dion


/s/ D. Kent Anderson                 Director                                  April 5, 2001
----------------------------
D. Kent Anderson

                                     Director
----------------------------
Leslie L. Goldstein

Name and Signature                                 Title                           Date
------------------                                 -----                           ----

/s/ Michael O. Maffie                 Director                                 April 5, 2001
----------------------------
Michael O. Maffie


/s/ J. Russell Nelson                 Director                                 April 5, 2001
----------------------------
J. Russell Nelson

                                      Director
----------------------------
Peter A. Nelson


/s/ Michael E. Rossi                  Director                                 April 5, 2001
----------------------------
Michael E. Rossi

                                      Director
----------------------------
Glenn W. Schaeffer


/s/ C. Anthony Wainwright             Director                                 April 5, 2001
----------------------------
C. Anthony Wainwright


/s/ Sam Yellen                        Director                                 April 5, 2001
----------------------------
Sam Yellen

                                 EXHIBIT INDEX


                                                                                         Page or
Exhibit Number                      Description                                      Method of Filing
--------------                      -----------                                      ----------------
     3.1          Amended and Restated  Certificate  of  Incorporation  of the               --
                  Registrant  (Incorporated  by  reference  to Exhibit 99.0 to
                  Registrant's  Quarterly  Report on Form 10-Q for the quarter ended September 30, 1994)

     3.2          Amended and Restated Bylaws of the Registrant  (Incorporated               --
                  by reference to Exhibit 3.1 to Registrant's Annual Report on
                  Form 10-K for the fiscal year ended June 30, 2000)

     5            Opinion of Snell & Wilmer L.L.P.                                    Filed herewith

     10.1         Del Webb Corporation 2000 Executive Long-Term Incentive Plan        Filed herewith

     23.1         Consent of KPMG LLP                                                 Filed herewith

     23.2         Consent of Snell & Wilmer  L.L.P.                                   Included as part of Exhibit 5